Exhibit 99.1

Financial Contact:     Mimi E. Vaughn (615) 367-7386
Media Contact:    Claire S. McCall (615) 367-8283

GENESCO INITIATES PROCESS TO EXPLORE SALE
OF LIDS SPORTS GROUP
--Sale Would Enable the Company to Focus on Operating and Growing Its Leading Footwear Platform to Drive Long-term Shareholder Value--

NASHVILLE, Tenn., Feb. 13, 2018 --- Genesco Inc. (NYSE:GCO) announced today that the Company is initiating a formal process to explore the sale of its Lids Sports Group business. The Company’s board of directors concluded through a strategic review process that it is in the best interest of the Company and its shareholders to focus on its industry-leading footwear businesses, which it believes is the optimal platform to deliver enhanced shareholder value over the long term. The board has established a special committee, consisting of four independent directors, to oversee the Lids Sports Group sale process and has retained PJ SOLOMON to advise the special committee and the board in this matter.

    James W. Bradford, the Company's lead independent director and chairman of the special committee, said, "The steps announced today reflect the results of an examination by Genesco’s board and management of strategic alternatives with the intent to enhance shareholder value. The Lids Sports Group has been an important part of Genesco, and we still see significant potential for the business. We believe, however, that it is in the best long-term interests of the Company and its shareholders to focus on building upon our core footwear platform, in which the businesses share common strategic characteristics and where we believe we can generate greater operating efficiencies and synergies. Additionally, we believe Lids Sports Group is undervalued as part of Genesco and that its sale would generate capital that the Company can deploy productively to further enhance shareholder value.”

There is no assurance that the process to explore the sale of the Lids Sports Group business will result in any transaction or the adoption of any other strategic alternative. Genesco does not intend to make any further disclosure concerning these matters unless or until a definitive transaction agreement is reached or until the board determines to conclude the process.

Cautionary Note Concerning Forward-Looking Statements
This press release contains certain forward-looking statements, including statements made within the meaning of the safe harbor provisions of the United States Private Securities Litigation Reform Act of 1995. These statements can be identified by terms and phrases such as “possible,” “potential,” “intend,” “expect,” “continue,” and “may” and include all statements that are not statements of historical fact. Such statements are subject to various uncertainties that could cause actual actions and results to differ materially, including, but not limited to, the risks detailed in the Company’s most recent Annual Report on Form 10-K. The Company undertakes no obligation to update or revise the forward-looking statements included in the press release to reflect any future events, actions or circumstances.

About Genesco Inc.
Genesco Inc., a Nashville-based specialty retailer, sells footwear, headwear, sports apparel and accessories in more than 2,725 retail stores and leased departments throughout the U.S., Canada, the United Kingdom, the Republic of Ireland and Germany, principally under the names Journeys, Journeys Kidz, Shi by Journeys, Schuh, Schuh Kids, Little Burgundy, Lids, Locker Room by Lids, Lids Clubhouse, Johnston & Murphy, and on internet websites www.journeys.com, www.journeyskidz.com, www.journeys.ca, www.shibyjourneys.com, www.schuh.co.uk, www.littleburgundyshoes.com, www.johnstonmurphy.com, www.lids.com, www.lids.ca, www.lidslockerroom.com, www.lidsclubhouse.com, www.trask.com, and

Exhibit 99.1

www.dockersshoes.com.  The Company's Lids Sports Group division operates the Lids headwear stores, the Locker Room by Lids and other team sports fan shops and single team clubhouse stores.   In addition, Genesco sells wholesale footwear under its Johnston & Murphy brand, the Trask brand, the licensed Dockers brand, and other brands. For more information on Genesco and its operating divisions, please visit www.genesco.com.